                                                                     EXHIBIT 21


                      SUBSIDIARIES OF VANSTAR CORPORATION


                                                                                 VANSTAR       FOREIGN
     PLACE OF DOMICILE                     DOMESTIC SUBSIDIARIES                OWNERSHIP     OWNERSHIP
     -----------------                     ---------------------                ---------     ---------
California                    ComputerLand International Development, Inc.      100%
Delaware                      ComputerPort World Trade, Inc.                    100%
Georgia                       Computer Professionals, Inc.                      (1)
Georgia                       ComputerXperts, Inc.                              (1)
North Carolina                Contract Data, Inc.                               (2)
Texas                         CLand Tex, Inc.                                   100%
Delaware                      Vanstar Finance Co.                               100%
Delaware                      Vanstar Financing Trust                           (3)
Delaware                      Vanstar International Corporation                 100%
Delaware                      VST West, Inc.                                    100%
North Carolina                VSTNC, Inc.                                       100%
Illinois                      VST Illinois, Inc.                                100%


                                                                                 VANSTAR       FOREIGN
     PLACE OF DOMICILE                      FOREIGN SUBSIDIARIES                OWNERSHIP     OWNERSHIP
     -----------------                      --------------------                ---------     ---------
Belgium                       Vanstar Belgium N.V.                              (4)
British Columbia, Canada      Vanstar International Services (Canada), Inc.     (5)
Chile                         ComputerLand de Chile, SA                         100%
Hong Kong                     Vanstar Asia Pacific Limited                      99.9% (6)
Luxembourg                    Vanstar Europe S.A.                               99.9% (6)
Mexico                        ComputerLand de Mexico, S.A. de C.V.              49%            51% (7)
Singapore                     ComputerLand Far East Pte. Limited                100%
                              (being dissolved)
Thailand                      ComputerLand Corporation (Thailand) Co., Ltd.     100%
United Kingdom                Vanstar UK Limited                                (8)

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(1)   100% owned by Contract Data, Inc.
(2)   100% owned by VSTNC, Inc.
(3) Vanstar Financing Trust, a statutory business trust formed under the laws of Delaware, is a wholly-owned subsidiary of Vanstar Corporation for accounting purposes.
(4)   99.96% owned by Vanstar Europe S.A.; .04% owned by William Y. Tauscher.
(5)   100% owned by Vanstar International Corporation.
(6)   .1% owned by William Y. Tauscher.
(7)   Mexicanos de Datos, a Mexican company.
(8)   100% owned by Vanstar Europe S.A.